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                                                                   EXHIBIT 10.23

                        SUPPLEMENTAL RETIREMENT AGREEMENT
                              FOR WILLIAM J. BOLTON


In this Agreement:

   "Agreement"          means -- this Supplemental Retirement Agreement

   "You" (or "Your")    means -- William J. Bolton

   "SUPERVALU"          means -- SUPERVALU INC., a Delaware corporation

   "We" (or "Our")      means -- you and SUPERVALU together

   "Committee"          means -- the SUPERVALU Retirement Committee

   "Retirement Plan"    means -- the SUPERVALU STORES, INC. RETIREMENT PLAN

   "Excess Plan"        means -- the SUPERVALU STORES, INC. EXCESS BENEFITS PLAN

Terms defined in the Retirement Plan or Excess Plan and used in this Agreement with initial capital letters shall have the meanings assigned to them in the Retirement Plan or Excess Plan.

Recitals:

A. You are now employed by SUPERVALU in the capacity of Executive Vice President and President, Retail Food Companies.

B. The Compensation Committee of the SUPERVALU Board of Directors has approved a supplemental retirement agreement for You and has authorized officers of SUPERVALU to implement its actions by entering into an agreement with You.

Agreement:

     We agree as follows:

     1. Benefit. The benefit payable by SUPERVALU to You under this Agreement will be determined as follows:

     1.1. SUPERVALU will calculate a benefit for You, using the Retirement Plan formula, with the following exceptions: (i) You will be credited with two years of Credited Service for each one Year of Credited Service You have earned under the rules of the Retirement Plan; (ii) Your Final Average Compensation will be determined without regard to the limitations of section 401(a)(17) of the Internal Revenue Code (e.g., without regard to the $160,000 limitation in 1998); and (iii) Your benefit will not be limited by the limitation on annual benefits under section 415 of the Internal Revenue
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     Code (e.g., if payable in 1998, it would not be subject to the $130,000 limit on benefits in 1998). 1.2. The benefit described in Section 1.1 above will be offset by Your Accrued Benefit under the Retirement Plan.

     1.3. The benefit described in Section 1.1 above will be further offset by Your benefit as determined under the Excess Plan benefit formula.

Your benefit under this Agreement shall be expressed as a Single Life Annuity, using actuarial rules and factors in effect under the Retirement Plan at the time the benefit is first payable.

     2. Payment to You. SUPERVALU shall pay to You the benefits under this Agreement at the same time and in the same form as any payments made to You under the Excess Plan. Rules and elections under the Excess Plan regarding form of benefit, time of benefit, default elections, payments to beneficiaries, and such other matters as determined by SUPERVALU, shall control the payment of any benefit under this Agreement.

     3. Source of Payments. Benefits due under this Agreement shall be paid out of the general funds of SUPERVALU, and You and Your beneficiaries shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets. The rights accruing to You and Your beneficiaries hereunder shall be solely those of unsecured creditors of SUPERVALU.

     4. Nontransferability. You and Your beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Agreement, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against You or any beneficiary.

     5. Tax Withholding. SUPERVALU may deduct from any benefit payment (and transmit to the proper taxing authority) such amount as it may be required to withhold under any applicable federal, state or other law.

     6. Claims Procedure. Payments under this Agreement will be made to You at the same time and in the same form as any payments made to You under the Excess Plan. Payments will be made to a beneficiary only after a proper written claim for payment has been filed with the Retirement Committee. If You or any beneficiary are in disagreement with any determination that has been made, a claim may be presented.

     6.1. Making a Claim. The claim must be written and must be delivered to the Retirement Committee. Within 90 days after the claim is delivered, the claimant will receive either: (a) a decision; or (b) a notice describing special circumstances requiring a specified amount of additional time (but no more than 180 days from the day the claim was delivered) to reach a decision.

     If the claim is wholly or partially denied, the claimant will receive a written notice specifying: (a) the reasons for denial; (b) the provisions of the Agreement on which the denial is based; and (c) any additional information needed in connection with the claim and the reason such information is needed. Information concerning the claimant's right to request a review will also be given to the claimant.
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     6.2. Requesting Review of a Denied Claim. A claimant may request that a denied claim be reviewed. The request for review must be written and must be delivered to the Retirement Committee within 60 days after claimant's receipt of written notice that the claim was denied. A request for review may (but is not required to) include issues and comments the claimant wants considered in the review. The claimant may examine pertinent documents by asking the Retirement Committee. Within 60 days after delivery of a request for review, claimant will receive either: (a) a decision; or (b) a notice describing special circumstances requiring a specified amount of additional time (but no more than 120 days from the day the request for review was delivered) to reach a decision. The decision will be in writing and will specify the provisions of this Agreement on which it is based.

     6.3. In General. All decisions on claims and on reviews of denied claims will be made by the Retirement Committee, which shall have the sole discretion to interpret and construe the Agreement and to determine all factual and legal questions under the Agreement. The Retirement Committee shall have the sole discretion to hold one or more hearings. If a claimant does not receive a decision within the specified time, the claimant should assume the claim was denied or re-denied on the date the specified time expired. The claimant may, at the claimant's own expense, have an attorney or other representative act on behalf of the claimant, but the Retirement Committee has the right to require a written authorization. The Retirement Committee also has the right to delegate the authority to make decisions. If You are a Retirement Committee member, You will not take part in any decision or action concerning Your benefit under this Agreement in such capacity. Rather, such decision or action will be made by the other Retirement Committee members.

     7. Applicability to Successors. This Agreement shall be binding upon and inure to the benefit of SUPERVALU and You, the successors and assigns of SUPERVALU, and Your beneficiaries, personal representatives and heirs. If SUPERVALU becomes a party to any merger, consolidation or reorganization, this Agreement shall remain in full force and effect as an obligation of SUPERVALU or its successors in interest.

     8. Amendment. This Agreement may not be amended or revoked without Your prior written consent.

     9. Applicable Law. Except to the extent governed by federal law, this Agreement shall be construed in accordance with the laws of the State of Minnesota.

     10. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

     11. Regulatory Compliance. The Retirement Committee shall monitor regulatory compliance. This Agreement will be interpreted and administered consistent with the intentions stated in this Section 11.

     11.1. ERISA. For purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"), this Agreement is intended to be part of an employee pension benefit plan
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     which is maintained primarily for purposes of providing deferred compensation for a select group of management or highly compensated employees. The Retirement Committee shall monitor compliance with regulations and rulings of the Department of Labor (including 29 C.F.R. ss.2510.104-23) to carry out that intention and shall file with the Department of Labor the statement required by such regulations.

     11.2. Tax Laws. For purposes of section 3121(v) of the Internal Revenue Code and other tax and social security laws, this Agreement is intended to be part of a "nonqualified deferred compensation plan."

     12. Entire Agreement. This Agreement and each Election Form incorporate Our entire agreement with respect to deferred compensation and other matters addressed in this Agreement and supersede any other related written or oral communications.

     INTENDING TO BE LEGALLY BOUND, we have signed this Agreement.

Dated: March 26, 1999                       SUPERVALU INC.


                                            By: /s/ Robert Shebeck
                                                ------------------------------
                                            Its Director of Compensation
                                                ------------------------------



                                                /s/ William J. Bolton
                                                ------------------------------
                                                William J. Bolton - Employee